EXHIBIT 10.69

22 September 2005

Hogg Robinson Holdings BV

c/o Hogg Robinson plc.

Schouwburgplein 30-34

3012 CL Rotterdam

Dear	Sirs:

As you are aware, TRX, Inc. (the “Company”) has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the issuance and sale of the Company’s common stock in an underwritten initial public offering (the “Public Offering”). Pursuant to the terms of the Senior Secured Convertible Promissory Note Conversion Agreement between Hogg Robinson Holdings BV (“Hogg”) and the Company dated July 8, 2005 (the “Conversion Agreement”), Hogg has agreed to convert the Senior Secured Convertible Promissory Note issued by the Company to Hogg dated November 16, 2001 (the “Note”) into shares of the Company’s common stock based on the terms of the Note, provided that the offering price to the public of the Company’s common stock in the Public Offering is at least $11.00 (the “Conditions”).

In the event that the initial offering price to the public is at or above $9.00 per share, and for and in consideration of the payment by the Company of $199,268.00, Hogg hereby waives the Conditions and agrees to proceed with converting the Note pursuant to the other terms of the Conversion Agreement.

Sincerely,

Norwood H. (“Trip”) Davis

President & CEO

Acknowledged and agreed to by:

HOGG ROBINSON HOLDINGS BV

By:

Name:

Title: